Exhibit 10.1

Binding Commitment Letter

March 20, 2019

The purpose of this letter is to memorialize in writing your binding commitment to make a loan to One Stop Systems, Inc., a Delaware corporation, (the “Company”), in a principal amount of at least $2,000,000 (the “Loan”), on the terms and conditions described in this letter agreement.

By countersigning this letter agreement, you hereby agree as follows:

1.You, in your individual capacity or affiliated entities (the “Lender”), commit to making the Loan to the Company, at the sole discretion of the Company, on or before April 1, 2020.  The Company will provide written notice to you at least ten (10) business days prior to the required funding date.

2.The principal amount of the Loan will be no greater than $2,000,000, which the Company may access in whole or in part in its sole discretion.  The Loan with have an origination fee of 1.0% earned at execution of this commitment later and payable to the Lender in cash or, at the discretion of the Company, in shares of the Company’s common stock valued at the fair market value of the Company’s common stock on the date hereof, payable at the time of funding.  Lender will be provided 10% warrant coverage on the amounts funded under the Loan, priced at the fair market value of the Company’s common stock on the date of such funding.

3.A monthly loan commitment fee of 0.25% of the Loan will accrue and be payable to the Lender on the later of (i) the end of the term of this letter agreement, (ii) upon funding the Loan, or (iii) upon termination of this letter agreement by the Company.  The commitment fee will be payable in cash or, at the discretion of the Company, in shares of the Company’s common stock.

4.Company shall provide to Lender monthly financial statements due on a timely basis after the close of each month.

5.In the event the Company enters into any loan agreement granting a senior secured interest in the Company’s assets, the Lender shall be paid in full concurrent with the closing of such agreement.

6.The Loan will be made on the terms and conditions set forth in the form of Senior Secured Promissory Note attached hereto as Exhibit A, with a stated principal amount equal to the principal amount of the Loan (the “Note”).  All obligations under the Note shall be secured by the Company’s execution and delivery to Lender of a Security Agreement the form of which is to be negotiated in good faith between Company and Lender within thirty (30) days following the execution of this letter agreement granting to Lender a first priority security interest in and to the assets of the Company (the “Security Agreement”).  On the date when the Loan is funded to the Company, the Company will execute and deliver the Note (with a stated principal amount equal to the principal amount of the Loan) and Security Agreement to the Lender.

7.This letter agreement supersedes all prior discussions, agreements and understandings (whether written or oral) between the Company and the Lender with respect to the subject matter hereof and contains the sole and entire agreement of the Company and the Lender with respect to the subject matter hereof.

8.This letter agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective heirs, executors, administrators, legal representatives, successors and assigns.

9.This letter agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to a contract executed and to be performed in such state, without giving effect to the conflicts of laws principles thereof.

10.This letter agreement may be executed in two or more counterparts and by facsimile, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement, and shall become binding when one or more counterparts have been and executed and delivered by each of the parties hereto.

11.This letter agreement may not be amended or modified except by a written instrument signed by each of the parties hereto, nor may any of the terms of this letter agreement be waived except by a written instrument signed by the party waiving compliance.

12.The Company may terminate this letter agreement at any time upon notice to the Lender.

13.Each of the parties to this letter agreement, acknowledges and agrees that such party fully understands such party’s right to discuss all aspects of this letter agreement with an independent attorney, and that to the extent, if any, such party has desired, such party has availed itself of this right, such party has carefully read and fully understands all of the provisions of this letter agreement, and such party is voluntarily entering into this letter agreement.  The provisions of this Agreement have been carefully negotiated by the parties, and such parties do not intend that laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this letter agreement, and therefore waive their effects.

If the terms and conditions set forth in this letter agreement are acceptable to the Lender, please acknowledge your acceptance of and agreement with such terms and conditions by executing this letter agreement in the space provided below and returning a countersigned copy to the Company.

Sincerely,

ONE STOP SYSTEMS, INC.,

a Delaware corporation

By:	John Morrison, Chief Financial Officer
Date:

ACCEPTED, ACKNOWLEDGED AND AGREED TO:

By: